UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: February 19, 2019

Reliant Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On February 19, 2019, board member Don Richard Sloan notified the board of directors of Reliant Bancorp, Inc. (the “Company”) of his intention to retire from the Company’s board of directors effective as of the date of the Company’s 2019 annual meeting of shareholders, which is currently scheduled to be held on May 23, 2019 (the “Annual Meeting”). Mr. Sloan’s retirement from the board of directors is not because of a disagreement with the Company.
On February 19, 2019, board member James R. Kelley notified the board of directors of the Company of his intention to retire from the Company’s board of directors effective as of the date of the Annual Meeting. Mr. Kelley’s retirement from the board of directors is not because of a disagreement with the Company.

On February 19, 2019, board member Farzin Ferdowsi notified the board of directors of the Company of his intention to retire from the Company’s board of directors effective March 1, 2019. Mr. Ferdowsi’s retirement from the board of directors is not because of a disagreement with the Company.

On February 20, 2019, board member John Lewis Bourne notified the board of directors of the Company of his intention to retire from the Company’s board of directors effective as of the date of the Annual Meeting. Mr. Bourne’s retirement from the board of directors is not because of a disagreement with the Company.

The Company expresses its thanks to Messrs. Sloan, Kelley, Ferdowsi and Bourne for their years of service on the board of directors and to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: February 25, 2019
/s/ DeVan D. Ard, Jr.
DeVan D. Ard, Jr.
Chairman, President, and Chief Executive Officer